As filed with the Securities and Exchange Commission on August 3, 1999
                                           Registration No. 333-
                                                                --------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IEC ELECTRONICS CORP.
             (Exact name of Registrant as specified in its charter)


               DELAWARE                               13-3458955
(State or other jurisdiction of            (IRS Employer Identification Number)
incorporation or organization)

                    105 NORTON STREET, NEWARK, NEW YORK 14513
                                 (315) 331-7742
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                              IEC ELECTRONICS CORP.
                  COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full title of plan)


                               RUSSELL E. STINGEL
                CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                              IEC ELECTRONICS CORP.
                                105 NORTON STREET
                                NEWARK, NY 14513
                            TELEPHONE: (315) 331-7742
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                           MARTIN S. WEINGARTEN, ESQ.
                BOYLAN, BROWN, CODE, FOWLER, VIGDOR & WILSON, LLP
                                2400 CHASE SQUARE
                               ROCHESTER, NY 14604


                               Page 1 of 10 Pages
                             Exhibit Index at Page 9

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                              Proposed       Proposed
                              Maximum        Maximum
Title of                      Offering       Aggregate
Securities to  Amount to be   Price Per      Offering     Amount of
be Registered  Registered(1)   Share(2)      Price(2)     Registration Fee
-------------  -------------  ----------     ---------    ----------------

Common Stock,  50,000 shares   $3.6875       $184,375       $55.87
$.01 par value

--------------------------------------------------------------------------------

      (1) The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the Compensation Plan for Non-Employee Directors (the "Plan") in the event that, during the period the Plan is in effect, there is effected any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Registrant. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.


      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the Registrant's shares of Common Stock as reported on the Nasdaq National Market on July 30, 1999.

                                   PART II


      Item 3.           Incorporation of Documents by Reference.
      -------           ----------------------------------------

      The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by IEC Electronics Corp. (the "Registrant") are incorporated by reference in this Registration Statement:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

            (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 25, 1998 and March 26, 1999.

            (c) The Registrant's Current Report on Form 8-K dated July 23, 1999.

            (d) The description of the Registrant's shares of Common Stock contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on December 30, 1992 and effective on February 11, 1993 (File No. 0-6508), including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereafter referred to as "Incorporated Documents").

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4.           Description of Securities.
      -------           --------------------------

      Inapplicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

      Item 5.           Interests of Named Experts and Counsel.
      -------           ---------------------------------------

      Legal matters in connection with the Common Shares issuable under the Plan will be passed upon by Messrs. Boylan, Brown, Code, Fowler, Vigdor & Wilson,

LLP, 2400 Chase Square, Rochester, NY 14604. Justin L. Vigdor, a partner of this firm, is a director and Assistant Secretary of the Registrant, and Martin S. Weingarten, counsel to this firm, is Secretary of the Registrant. Mr. Vigdor owns and has options to purchase shares of Common Stock of the Registrant and is also eligible to participate in the Plan.

      Item 6.           Indemnification of Directors and Officers
      -------           -----------------------------------------

      Section 145 of the Delaware General Corporation Law (the "DGCL"), as amended, gives Delaware corporations the power to indemnify each of their present and former officers or directors under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation.

      The Amended and Restated Certificate of Incorporation of the Registrant contains provisions that eliminate the personal liability of each director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit.

      The Amended and Restated Certificate of Incorporation of the Registrant contains provisions to the general effect that each director and officer shall be indemnified by the Registrant against liabilities and expenses in connection with any threatened, pending or contemplated legal proceeding to which he or she may be made a party or with which he or she may become involved by reason of being or having been an officer or director of the Registrant or of any other organization at the request of the Registrant. Such indemnification is authorized to the fullest extent permitted under the DGCL.

      The By-laws of the Registrant contain a provision permitted by the DGCL that provides that directors and officers will be indemnified by the Registrant to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Registrant.

      The Registrant has entered into an indemnity agreement with each officer and director to provide contractual assurance that the protection afforded by the Registrant's By-laws and Restated Certificate of Incorporation will be available regardless of changes in the Registrant's charter documents or a change in control of the Registrant.

      The Registrant maintains an officers' and directors' liability insurance policy insuring the covered individuals against acts or omissions taken by such persons in their capacities as officers or directors.

      Item 7.           Exemption from Registration Claimed.
      -------           ------------------------------------

      Inapplicable.

      Item 8.           Exhibits.
      -------           ---------

      See Exhibit Index.

      Item 9.           Undertakings.
      -------           -------------

            (a)   Rule 415 Offering

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b)   Incorporating Subsequent Exchange Act Documents by Reference

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Indemnification for Liabilities arising under the Securities Act of 1933

                  Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Newark, State of New York on August 3, 1999.

                                          IEC Electronics Corp.


                                          By: /s/ Russell E. Stingel
                                          --------------------------
                                          Russell E. Stingel
                                          Chief Executive Officer and Chairman
                                          of the Board

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Russell E. Stingel and Justin L. Vigdor, acting alone or together, as such person's true and lawful attorney-in-fact and agent with full powers of substitution and revocation, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 3, 1999.

                  Signature                 Title


            /s/ Russell E. Stingel          Director, Chief Executive Officer
            -----------------------         and Chairman of the Board
            Russell E. Stingel

            /s/ Patricia A. Bird                      Controller
            --------------------
            Patricia A. Bird                    (Principal Accounting Officer)


            /s/ David J. Beaubien                     Director
            ---------------------
            David J. Beaubien


            /s/ Thomas W. Folger                      Director
            --------------------
            Thomas W. Folger


            /s/ W. Barry Gilbert                      Director
            --------------------
            W. Barry Gilbert


            /s/ Robert P.B. Kidd                      Director
            --------------------
            Robert P.B. Kidd


            /s/ Eben S. Moulton                       Director
            -------------------
            Eben S. Moulton


            /s/ Justin L. Vigdor                      Director
            --------------------
            Justin L. Vigdor

                                EXHIBIT INDEX


      Exhibit
      Number                        Description                   Location

      4.1                 IEC Electronics Corp.         Incorporated by
                          Compensation Plan for         reference to
                          Non-Employee Directors        Exhibit 10.23 of
                                                        Registrant's
                                                        Annual Report on
                                                        Form 10-K for the
                                                        year ended
                                                        September 30, 1998.

      5.1                 Opinion and consent of Boylan,            *
                          Brown, Code, Fowler, Vigdor &
                          Wilson, LLP, counsel for the
                          Registrant as to the legality of
                          the shares of Common Stock
                          being registered

      23.1                Consent of Arthur Andersen LLP,           *
                          Independent Public Accountants

      23.2                Consent of Boylan, Brown, Code, Included in Exhibit
                          Fowler, Vigdor & Wilson, LLP    5.1 to thisRegistra-
                                                          tion Statement
















* Included as part of the electronic submission of this Registration Statement.

                                                                   EXHIBIT 5.1

                                                August 3, 1999

IEC Electronics Corp.
105 Norton Street
Newark, NY  14513

      Re:  Registration Statement on Form S-8
           for the IEC Electronics Corp. Compensation Plan for Non-Employee Directors

Ladies and Gentlemen:

      We have acted as counsel to IEC Electronics Corp., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended, of 50,000 shares (the "Shares") of the Registrant's Common Stock, $.01 par value per share, issuable under the IEC Electronics Corp. Compensation Plan for Non-Employee Directors (the "Plan"). The Shares are being registered pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about August 4, 1999 (the "Registration Statement").

      We have examined the Certificate of Incorporation and By-laws of the Registrant and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, or resolutions adopted at meetings, of the directors of the Registrant and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

      Based upon the foregoing, we are of the opinion that the Registrant has duly authorized for issuance the Shares, and the Shares, if and when issued in accordance with the terms of the Plan, will be legally issued, fully-paid and nonassessable, assuming that the consideration actually received by the Registrant for the Shares exceeds the par value thereof.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                              Very truly yours,

                                            BOYLAN, BROWN, CODE,
                                        FOWLER, VIGDOR & WILSON, LLP

                                        By:/s/Martin S. Weigarten
                                        -------------------------

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 17, 1998 incorporated by reference in IEC Electronics Corporation's Form 10-K for the year ended September 30, 1998 and to all references to our firm included in this registration statement.



                                                Arthur Andersen LLP
                                                /s/Arthur Andersen LLP

Rochester, New York
   July 29, 1999